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                                                                   EXHIBIT 3.90

                            ARTICLES OF ORGANIZATION


                  The undersigned, desiring to form a Limited Liability Company (hereinafter referred to as "LLC") pursuant to the Indiana Business Flexibility Act. Indiana Code 23-18-1-1, et. seq. as amended, executed the following Articles of Organization:


                      ARTICLE I. NAME AND PRINCIPAL OFFICE

                  Name of LLC:  Scott Villa Care, LLC.

 The address of the principal office of the LLC is: 111 W. Michigan Street, Milwaukee, WI 53203-2903.


                     ARTICLE II. REGISTERED OFFICE AND AGENT

                  The name and street address of the LLC's Registered Agent and Registered Office for service of process are: Corporation Service Company, 251 East Ohio Street, Suite 500, Indianapolis, IN 46204.


                            ARTICLE III. DISSOLUTION

                  The Limited Liability Company is perpetual until dissolution.


                             ARTICLE IV. MANAGEMENT

                  The Limited Liability Company will be managed by its members.


                  In Witness Whereof, the undersigned executes these Articles of Organization and verifies, subject to penalties of perjury, that the statements contained herein are true.

                  This 10th day of March, 2004.


                                         /s/ Roch Carter
                                         -----------------------------------
                                         Roch Carter


This instrument was prepared by Roch Carter, 111 W. Michigan St., Milwaukee, WI 53203-2903.